Exhibit 10.4

RESTATEMENT AND NOVATION OF
AGREEMENT FOR EXCHANGE OF COMMON STOCK

THIS RESTATEMENT AND NOVATION OF AGREEMENT FOR EXCHANGE OF COMMON STOCK is entered into on this 8th day of June, 2007, by Grifco International, Inc., a Nevada corporation with its principal place of business in Conroe, Texas (“Grifco”), Coil Tubing Technology, Inc., a Nevada corporation (formerly a Texas corporation) with its principal place of business in Spring, Texas (“CTBG”), Coil Tubing Technology Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of CTBG with its principal place of business in Spring, Texas (“CTT Holdings”).

In November 2005, Grifco, CTBG (then known as, IPMC Holdings Corp.) and CTT Holdings entered into an Agreement for Exchange of Common Stock. A true and complete copy of such agreement is attached hereto as Exhibit A and incorporated herein by this reference. The intent of such Agreement was to transfer Grifco’s coil tubing business to CTBG in exchange for 75,000,000 newly-issued shares of CTBG common stock, resulting in approximately 100,000,000 shares issued and outstanding. The Agreement incorrectly identified Coil Tubing Technologies, Incorporated, a Texas corporation, as the entity holding Grifco’s coiling tubing business.

CTT Holdings was a wholly owned subsidiary of Grifco and it in turn had two wholly owned subsidiaries: Coil Tubing Technology, Inc. (“CTT, Inc.”) and Precision Machining Resources, Inc. (“PMR”). Both CTT, Inc. and PMR are Texas corporations. Grifco did not (and does not) own an entity named “Coil Tubing Technologies, Incorporated.” As was the intent of the parties, the Agreement should have referenced CTT Holdings.

In order to correct and restate the Agreement for Exchange of Common Stock from inception of the Agreement, the parties agree to the following:

1.	The introductory paragraph of the Agreement stated as follows:

THIS AGREEMENT is made and entered into this ________ day of November, 2005, by and among IPMC Holdings Corp., a Florida corporation (“ISSUER”) and Grifco International, Inc. a Nevada corporation (“GI”) and GI’s wholly-owned subsidiary, Coil Tubing Technologies, Incorporated, a Texas corporation (“CT”). (GI and CT shall collectively herein be referred to as “AQUIREEE”.)

2.	The introductory paragraph of the Agreement is restated and shall now read as follows:

THIS AGREEMENT is made and entered into this ________ day of November, 2005, by and among IPMC Holdings Corp., a Florida corporation (“ISSUER”) and Grifco International, Inc. a Nevada corporation (“GI”) and GI’s wholly-owned subsidiary, Coil Tubing Technology Holdings, Inc., a Texas corporation (“CT”). (GI and CT shall collectively herein be referred to as “AQUIREEE”.)

3.	Paragraph 3(a) of the Agreement stated as follows:

(a) Organization. CT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all the necessary corporate powers to own properties and carry on its business.

4.	Paragraph 3(a) of the Agreement is restated and shall now read as follows:

(a) Organization. CT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own properties and carry on its business.

5.	In all other respects, the Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

EXECUTED on this 8th day of June, 2007.

Grifco International, Inc.

/s/ James Dial
James Dial, President

Coil Tubing Technology, Inc.

/s/ Jerry Swinford
Jerry Swinford, President

Coil Tubing Technology Holdings, Inc.

/s/ Jerry Swinford
Jerry Swinford, President